SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT: May 17, 2002
(Date of earliest event reported)

Western Sierra Bancorp

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	000-25979 (Commission File Number)	68-0390121 (IRS Employer I.D. Number)

4080 Plaza Goldorado Circle,
Cameron Park, California 95682
(Address of principal executive offices) (Zip Code)

(530) 677-5600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 2.1

Item 5. Other Events.

          Acquisition of Mid Valley Bank, Red Bluff, California

     On May 17, 2002, Western Sierra Bancorp and Mid Valley Bank entered into an Agreement and Plan of Reorganization pursuant to which Mid Valley Bank will become a wholly-owned subsidiary of Western Sierra Bancorp and will continue to operate under a separate California commercial bank charter. Upon consummation of the merger, Mid Valley Bank’s shareholders will receive Western Sierra stock, cash, or a combination thereof valued at between $15.86 and $19.18 for each outstanding share of Mid Valley’s stock, subject to certain limitations to assure the transaction qualifies as a tax-free reorganization.

     The completion of the merger is subject to receipt of regulatory approvals including approvals of the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and the California Department of Financial Institutions. The transaction must also be approved by holders of at least a majority of the issued and outstanding shares of Mid Valley Bank’s stock. The parties anticipate that the transaction will be completed early in the fourth quarter of 2002.

Item 7. Financial Statements and Exhibits.

     A.

          Financial Statements of Businesses Acquired.

               Not applicable.

          B.

               Pro Forma Financial Information.

               Not applicable.

          C.

               Exhibits.

Page

2.1	Agreement and Plan of Reorganization by and between Western Sierra Bancorp and Mid Valley Bank dated May 17, 2002	4

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN SIERRA BANCORP

Date: May 21, 2002	By:	/s/ GARY D. GALL Gary D. Gall President and Chief Executive Officer

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